UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 24, 2020

Date of Report (Date of earliest event reported):

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue

Mountain View, CA 94043

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

On February 24, 2020, Intuit Inc., a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Credit Karma, Inc., a Delaware corporation (the “Company”), Halo Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Halo Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the securityholder representative thereunder. Pursuant to the Merger Agreement, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “First Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and (ii) the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving company (the “Surviving Company”).

Pursuant to the terms of, and subject to the conditions specified in, the Merger Agreement, which has been approved by the board of directors of each of Parent, Merger Sub and the Company and the board of managers of Merger Sub II, upon consummation of the Mergers, Parent will pay a total consideration of $7.1 billion, subject to certain adjustments set forth in the Merger Agreement (the “Merger Consideration”). The Merger Consideration to be paid to the securityholders of the Company will consist, in the aggregate, of 50% in cash and 50% in shares of Parent common stock (at a fixed value of $299.7306 per share (the “Parent Stock Price”), which is the average of the daily volume-weighted average sales price per share of Parent’s common stock on the Nasdaq Global Select Market, as such daily volume-weighted average sales price per share is reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside the regular trading session trading hours, for each of the ten consecutive trading days ending on and including the trading day immediately preceding the date of the Merger Agreement).

Subject to and in accordance with the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”) and without any action on the part of the holders thereof, (i) each share of common stock of the Company and each share of preferred stock of the Company issued and outstanding as of immediately prior to the Effective Time (other than shares held by (a) Parent, the Company (including shares held in treasury) or their respective subsidiaries and (b) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be canceled and automatically converted into the right to receive its pro rata portion of the cash and stock portions of the Merger Consideration (the “Pro Rata Consideration”), (ii) each vested option award and vested restricted stock unit of the Company that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive its Pro Rata Consideration (in the case of vested option awards, net of the applicable exercise prices), (iii) each unvested option award and unvested restricted stock unit of the Company that is outstanding immediately prior to the Effective Time will be assumed by Parent and converted into the number of options or restricted stock units of Parent, as applicable, obtained by dividing the value of the Pro Rata Consideration that would have otherwise been payable in respect of the shares of Company common stock underlying such unvested option awards or unvested restricted stock units, as applicable, of Parent, by the Parent Stock Price, and (iv) each unvested option award and unvested restricted stock unit held by a non-employee director or consultant or former non-employee director or former consultant of the Company or any of its subsidiaries will be canceled for no consideration.

The consummation of the Mergers is subject to certain customary closing conditions, including, among others, (i) the requisite adoption of the Merger Agreement and approval of the Mergers by the stockholders of the Company, (ii) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Mergers, (iii) the receipt of specified regulatory approvals and the expiration or termination of applicable waiting periods, including the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) the Form S-4 to be filed by Parent with respect to the shares of Parent common stock to be issued in the Mergers being declared effective by the Securities and Exchange Commission (the “SEC”), (v) the shares of common stock of Parent to be issued in the Mergers being approved for listing on the Nasdaq Global Select Market, (vi) the receipt of certain opinions from legal counsel regarding the intended tax treatment of the Mergers, (vii) certain key employees of the Company remaining employed by the Company as of immediately prior to the closing of the Mergers, (viii) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of the Company and Parent contained in the Merger Agreement and the compliance in all material respects by each party with the covenants contained in the Merger Agreement, and (ix) the absence of a material adverse effect with respect to each of the Company and Parent. The consummation of the Mergers is not subject to a financing condition.

The Merger Agreement contains customary representations and warranties of the Company, Parent and the Merger Subs. The Company has agreed to various covenants, including, among others, an agreement to conduct its business in the ordinary course during the period prior to the closing of the Mergers and not to engage in certain kinds of transactions during this period. The Merger Agreement generally requires each party to use reasonable best efforts to obtain the required regulatory approvals, subject to certain limitations. Additionally, upon consummation of the Mergers, certain of the Company’s securityholders will undertake certain indemnification obligations. At the closing of the Mergers, Parent will deposit with an escrow agent $500,000,000 of the Merger Consideration to (i) fund potential payment obligations of certain former securityholders of the Company with respect to a post-closing price adjustment and (ii) potential post-closing indemnification obligations of certain former securityholders of the Company, on the terms and conditions set forth in the Merger Agreement. In connection with the signing of the Merger Agreement, certain key employees of the Company entered into employment offer letters and non-competition agreements with the Company, to become effective upon the effective time of the First Merger. In addition, Parent also has agreed to establish a retention pool of approximately $300 million in Parent restricted stock units to be issued to certain employees of the Company following the closing of the Mergers.

Pursuant to the Merger Agreement, the Company may not solicit alternative transaction proposals, unless the Company’s Board of Directors receives a bona fide alternative transaction proposal that did not result from a material breach of such party’s non-solicitation obligations and which the Company’s Board of Directors determines to be, or to be reasonably likely to lead to, a superior proposal, and the Company’s Board of Directors concluded in good faith that failure to take such action would constitute a breach of its fiduciary duties to its stockholders under Delaware law, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement can be terminated by either the Company or Parent (i) by mutual written consent, (ii) if the Mergers have not been consummated by December 24, 2020 (the “Initial End Date”), which Parent may extend in one-month increments (each, an “Incremental Extension Period”), up to May 24, 2021 (such date as it may be extended, the “End Date”), if the only closing conditions that have not been satisfied are the conditions related to (a) the receipt of regulatory approval pursuant to the HSR Act or (b) any order arising under antitrust laws that restrains, enjoins or otherwise prohibits the consummation of the Mergers, (iii) if there is a permanent, non-appealable order or law restraining, enjoining or otherwise prohibiting the Mergers, and (iv) if the other party materially breaches any of its representations, warranties or covenants in the Merger Agreement (and does not cure within 30 days after written notice of such breach) such that the closing conditions relating thereto cannot be satisfied. In addition, in certain circumstances, Parent may terminate the Merger Agreement if (i) the Company’s Board of Directors changes its recommendation in favor of the transactions and (ii) if the Company stockholder approval is not obtained by the fifth business day following the effectiveness of the Form S-4.

The Merger Agreement further provides for termination fees payable by the parties under certain circumstances, including (i) a fee of $265,000,000 payable by the Company to Parent if Parent terminates the Merger Agreement because the Company’s Board of Directors changes its recommendation in favor of the transactions or if the Company fails to obtain the Company’s stockholder approval by the fifth business day following the effectiveness of the Form S-4, and in either case, an acquisition proposal has been publicly disclosed or otherwise received by the Company (the “Company Termination Fee”) and (ii) a fee of $230,000,000 payable by Parent to the Company under certain other circumstances related to the failure to obtain regulatory approval under the HSR Act prior to the End Date or the existence of any order arising under antitrust laws that restrains, enjoins or otherwise prohibits the consummation of the Mergers, such fee to be increased by $24,000,000 for each Incremental Extension Period by which Parent chooses to extend the Initial End Date.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.01, and is incorporated into this report by reference. The Merger Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Parent, the Company, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of Parent and the Merger Subs, on the one hand, and the Company, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Parent and the Merger Subs, on the one hand, and the Company, on the other hand. Accordingly, investors and securityholders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts or condition of Parent, the Merger Subs, the Company, or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Support Agreements

Concurrent with the entry into the Merger Agreement, Parent entered into support agreements (collectively, the “Support Agreements”) with certain stockholders of the Company (each a “Support Stockholder”) with respect to all securities of the Company that each such Support Stockholder beneficially owns as of the date thereof, or thereafter. The shares of Company common stock subject to the Support Agreements constituted approximately 66% of the outstanding shares of the Company common stock and approximately 56% of the outstanding shares of the Company preferred stock as of the date of the Merger Agreement. On the terms and subject to the conditions set forth in the Support Agreements, each Support Stockholder agreed to vote (or deliver a written consent) in favor of adopting the Merger Agreement and approving the Mergers at any meeting of the Company’s stockholders and against, among other things, another acquisition proposal or merger, unless the Mergers are no longer recommended by the Company’s Board of Directors in accordance with the Merger Agreement, in which case, the Support Stockholders, taken together, would only be required to vote a number of shares equal to approximately 38% of all shares of the Company common stock and the Company preferred stock approving the Mergers and each Support Stockholder would be entitled, in its sole discretion, to vote its remaining shares in any manner.

In the event that the Merger Agreement is terminated in any circumstances that would require the payment of the Company Termination Fee and, within 12 months of the termination of the Merger Agreement, the Company consummates any transaction resulting in the sale or other disposition of more than 15% of the total outstanding voting power of the Company or any of its subsidiaries or assets of the Company or any of its subsidiaries constituting more than 15% of their consolidated net revenue, net income or assets (an “Acquisition Transaction”), or enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then each Support Stockholder will be required to pay Parent an amount in cash equal to 50% of the difference between (i) the aggregate consideration to which such Support Stockholder is entitled to receive pursuant to the definitive agreement governing the Acquisition Transaction and (ii) the aggregate consideration to which such Support Stockholder would have been entitled to receive pursuant to the Merger Agreement. The Support Agreements will generally remain in full force and effect until fully performed by the parties thereto, with limited exceptions, including upon the termination of the Merger Agreement in accordance with the terms therein. The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is filed herewith as Exhibit 10.01 and is incorporated by reference herein.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements and information usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: failure to obtain required regulatory approvals in a timely manner or otherwise; failure to satisfy any closing conditions to the proposed acquisition of Credit Karma, Inc.; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the proposed transaction with Credit Karma, Inc. or parties thereto are subject; failure to successfully integrate any new business; failure to realize anticipated benefits of any combined operations; unanticipated costs of acquiring or integrating Credit Karma, Inc.; potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including employees, customers, partners and competitors; inability to retain key personnel; changes in legislation or government regulations affecting the acquisition or the parties; and economic, social or political conditions that could adversely affect the acquisition or the parties. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2019 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We do not undertake any duty to update any forward-looking statement or other information in this communication, except to the extent required by law.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

Parent will file with the SEC a registration statement on Form S-4, which will include the prospectus of Parent (the “prospectus”). INVESTORS AND SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROSPECTUS, AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTUIT, CREDIT KARMA, INC., THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the prospectus and other documents filed with the SEC on Parent’s website at http://investors.intuit.com.

ITEM 8.01	OTHER EVENTS.

On February 24, 2020, Parent and the Company issued a joint press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.01 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Exhibit Description

2.01	Agreement and Plan of Merger, dated February 24, 2020 by and among Intuit Inc., Halo Merger Sub I, Inc., Halo Merger Sub II, LLC, Credit Karma, Inc. and Shareholder Representative Services LLC*

10.01	Form of Support Agreement

99.01	Press release issued on February 24, 2020, announcing the Agreement and Plan of Merger.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2020	INTUIT INC.

	By:	/s/ Michelle M. Clatterbuck
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer